Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form F-1 of our report dated September 27, 2007, except for the effects of the stock split as discussed in Note 29 to the financial statements, as to which the date is January 23, 2008, relating to the financial statements of Cascal N.V., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers Accountants N.V.
Amsterdam, The Netherlands
January 23, 2008

/s/  B. Koolstra RA

B. Koolstra RA